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                                                                  Exhibit (a)(6)

                            CDC NVEST FUNDS TRUST III

  Amendment No. 5 to Restatement of Amended Agreement and Declaration of Trust

     The undersigned, being at least a majority of the Trustees of CDC Nvest Funds Trust III (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Restatement of Amended Agreement and Declaration of Trust, as amended by Amendment Nos. 1, 2, 3 and 4 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, as follows:

     1. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

     Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of a Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) Harris Associates Focused Value Fund; (2) CDC IXIS Moderate Diversified Portfolio; and (3) IXIS Equity Diversified Portfolio.

     2. The following entity listed below no longer serves as Resident Agent of the Trust:

     Corporation Service Company
     84 State Street
     Boston, MA 02109

     The foregoing amendment shall be effective as of the time it is filed with the Secretary of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 27th day of November 2005.


                                         /s/ Richard Darman
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Graham T. Allison, Jr.                   Richard Darman


                                         /s/ John T. Hailer
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Edward A. Benjamin                       John T. Hailer


/s/ Robert J. Blanding                   /s/ Sandra O. Moose
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Robert J. Blanding                       Sandra O. Moose


/s/ Daniel M. Cain
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Daniel M. Cain                           John A. Shane


/s/ Paul G. Chenault                     /s/ Kenneth Cowan
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Paul G. Chenault                         Kenneth Cowan